EXHIBIT 10.9

INDEMNIFICATION AGREEMENT

        This INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of this _________, 2020, by and among National Instruments Corporation, a Delaware corporation (the "Company"), and _____________ ("Indemnitee").

        WHEREAS, the Company is a Delaware corporation, domiciled in Delaware and duly formed and existing under the laws of the state of Delaware;

        WHEREAS, competent and experienced persons are reluctant to serve or to continue to serve corporations as officers, directors or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims and actions against them arising out of their service to and activities on behalf of those corporations;

        WHEREAS, the current uncertainties relating to the availability of adequate insurance for directors and officers have increased the difficulty for corporations to attract and retain competent and experience persons;

        WHEREAS, the Board of Directors of the Company (the "Board") has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons, that this situation is detrimental to the best interests of the shareholders of the Company, and that the corporation should act to assure its respective directors and officers that there will be increased certainty of adequate protection in the future;

        WHEREAS, the Certificate of Incorporation of the Company requires the Company to indemnify its directors and officers to the fullest extent permitted by law;

        WHEREAS, it is reasonable, prudent, and necessary for the Company to obligate itself contractually to indemnify its directors and officers to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve the Company;

        WHEREAS, Indemnitee is willing to serve, continue to serve, and to take on additional service for or on behalf of the Company on the condition that Indemnitee be indemnified to the fullest extent permitted by law; and

        WHEREAS, concurrently with the execution of this Agreement, Indemnitee is agreeing to serve or to continue to serve as a director or officer of the Company.

        NOW, THEREFORE, in consideration of the foregoing premises, Indemnitee's agreement to serve or continue to serve as a director or officer of the Company, and the covenants contained in this Agreement, the parties hereto hereby covenant and agree as follows:

        1.  Certain Definitions:

         (a)  Acquiring Person: shall mean any Person other than (i) the Company, (ii) any of the Company's Subsidiaries, (iii) any employee benefit plan of the company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         (b)  Change in Control: shall be deemed to have occurred if:

          (i) any Acquiring Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing twenty percent or more of the combined voting power of the then outstanding Voting Securities of the Company; or

          (ii) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board; or

          (iii) a public announcement is made of a tender or exchange offer by any Acquiring Person for fifty percent or more of the outstanding Voting Securities of the Company, and the Board approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Exchange Act; or

          (iv) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, partnership, limited liability company or other entity (or, if no such approval is required, the consummation of such a merger or consolidation of the Company), other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior to the consummation thereof continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; or

          (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale, or disposition of all or substantially all the Company's assets in one transaction or a series of related transactions to a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         (c) Claim: any threatened, pending, or completed action, suit, or proceeding (including, without limitation, securities laws actions, suits, and proceedings), any arbitration, mediation, or alternative dispute resolution mechanism, or any inquiry or investigation (including discovery), whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

         (d) Company: shall be deemed to refer to National Instruments Corporation.

         (e) Expenses: all costs, expenses (including attorneys' and expert witnesses' fees), and obligations actually and reasonably paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event.

         (f)  Incumbent Board: currently serving individuals who, as of May 5, 2020, constitute the Board and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

         (g) Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent, or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity. For purposes of this Agreement, the Company agrees that Indemnitee's service on behalf of or with respect to any Subsidiary of the Company shall be deemed to be at the request of the Company.

         (h) Person: shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust, or other entity. A Person, together with that Person's Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate, or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting, or disposing of securities of the Company with such Person, shall be deemed a single "Person."

         (i) Potential Change in Control: shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; (iii) any Acquiring Person who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the then outstanding Voting Securities of the Company, increases his, her or its beneficial ownership of such securities by 5% or more over the percentage so owned by that Person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for the purposes of this Agreement, a Potential Change in Control has occurred.

         (j) Reviewing Party: any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board (including Special Counsel referred to in Section 4) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

         (k) Special Counsel: an attorney, a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law selected by Company and approved by the Indemnitee (which approval shall not be unreasonably withheld) and neither presently is, nor in the past three years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than as Special Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Special Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

         (l) Subsidiary: with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

         (m) Voting Securities: any securities that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

        2.  Basic Indemnification and Expense Reimbursement Arrangement

         (a)  In the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) of or with respect to that Claim. Notwithstanding the foregoing, the obligations of the

Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which Special Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law. Nothing contained in this Agreement shall require any determination under this Section 2(a) to be made by the Reviewing Party prior to this disposition or conclusion of the Claim against the Indemnitee; provided, however, that Expense Advances (defined below) shall continue to be made by the Company pursuant to and to the extent required by the provisions of Section 2(b).

         (b) If so requested in writing by Indemnitee, the Company shall pay any and all Expenses incurred by Indemnitee (or if applicable, reimburse Indemnitee for any and all Expenses incurred by Indemnitee and previously paid by Indemnitee) within 30 days after such request (an "Expense Advance"). The Company shall be obligated to make or pay an Expense Advance in advance of the final disposition or conclusion of any Claim; provided, however, that the Company shall not be required to pay an Expense Advance unless Indemnitee has included invoices received by Indemnitee in connection with the Expenses for which advancement is sought (but in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with such invoices). In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee's counsel shall submit an affidavit stating that the Expenses incurred were reasonable. Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company, and the Company agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Claim against the Indemnitee. If, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified with respect to a Claim under applicable law, the Company shall be entitled to be reimbursed by Indemnitee and Indemnitee hereby agrees to reimburse the Company without interest (which agreement shall be an unsecured obligation of Indemnitee) for all related Expense Advances theretofore made or paid by the Company; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance, and the Company shall be obligated to continue to make Expense Advances, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board. If there has been a Change in Control, the Reviewing Party shall be advised by or shall be Special Counsel referred to in Section 4 hereof, if and as Indemnitee so requests. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the States of Texas or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the

Company hereby consents to the service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

         (c) The Company shall indemnify Indemnitee in accordance with the provisions of this Section 2 if Indemnitee is, or is threatened to be made, a party to or a participant in any Claim by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 2, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Claim or any issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 2 in respect of any Claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery or any court in which the Claim was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

         (d) Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any Claim (or any part thereof): (i) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act (as hereinafter defined), as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements); (ii) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements); (iii) initiated by Indemnitee, including any Claim (or any part thereof) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, unless (1) the Reviewing Party authorized the Claim (or the relevant part of the Claim) prior to its initiation, (2) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (3) otherwise authorized in Section 5, or (4) otherwise required by applicable law; or (iv) if prohibited by applicable law.

        3.  Procedures for Notification and Defense of Claim.

         (a) Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses as soon as reasonably practicable following the receipt by Indemnitee of notice thereof. The written notification to the Company shall include, in reasonable detail, a description of the nature of the Claim and the facts underlying the Claim. The failure by Indemnitee to notify the Company will not relieve the Company from any liability which it may have to Indemnitee hereunder or otherwise than under this Agreement, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights, except to the extent that such failure or delay materially prejudices the Company.

         (b) If, at the time of the receipt of a notice of a Claim pursuant to the terms hereof, the Company has directors' and officers' liability insurance in effect that may be applicable to the Claim, the Company shall give prompt notice of the commencement of the Claim to the insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all commercially-reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Claim in accordance with the terms of such policies.

         (c) In the event the Company may be obligated to make any indemnity in connection with a Claim, the Company shall be entitled to assume and control the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee for any fees or expenses of counsel subsequently incurred by Indemnitee with respect to the same Claim. Notwithstanding the Company's assumption of the defense of any such Claim, the Company shall be obligated to pay the fees and expenses of Indemnitee's separate counsel to the extent (i) the employment of separate counsel by Indemnitee is authorized by the Company, (ii) counsel for the Company or Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense such that Indemnitee needs to be separately represented, (iii) the Company is not financially or legally able to perform its indemnification obligations or (iv) the Company shall not have retained, or shall not continue to retain, counsel to defend such Claim. The Company shall have the right to conduct such defense as it sees fit in its sole discretion. Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Claim at Indemnitee's personal expense. The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any Claim brought by or in the right of the Company.

         (d)  Indemnitee shall give the Company such information and cooperation in connection with the Claim as may be reasonably appropriate.

         (e)  Indemnitee shall not enter into any settlement in connection with a Claim (or any part thereof) without the Company's prior written consent, which will not be unreasonably withheld, conditioned or delayed. Furthermore, the Company shall not be liable to indemnify Indemnitee for any settlement of any Claim (or any part thereof) without the Company's prior written consent.

         (f)  The Company shall not settle any Claim (or any part thereof) in a manner that imposes any penalty or liability on Indemnitee without Indemnitee's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

        4. Change in Control. The Company agrees that, if there is a Change in Control and if Indemnitee requests in writing that Special Counsel advise the Reviewing Party or be the Reviewing Party, then the Company shall not deny any indemnification payments (and Expense Advances shall continue to be paid by the Company pursuant to Section 2(b) that Indemnitee requests or demands under this Agreement or any other

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agreement or law now or hereafter in effect relating to Claims for Indemnifiable Events. The Company further agrees not to request or seek reimbursement from Indemnitee of any related Expense Advances unless, with respect to a denied indemnification payment, Special Counsel has rendered its written opinion to the Company and Indemnitee that the Company would not be permitted under applicable law to pay Indemnitee such indemnification payment. The Company agrees to pay the reasonable fees of Special Counsel referred to in this Section 4 and to indemnify fully Special Counsel against any and all expenses (including attorneys' fees), claims, liabilities, and damages arising out of or relating to this Agreement or Special Counsel's engagement pursuant hereto.

        5. Establishment of Trust. In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the "Trust") and from time to time upon written request of Indemnitee shall fund the Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties, and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated, or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party in any situation in which Special Counsel referred to in Section 4 is involved. The terms of the Trust shall provide that, upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee of the Trust shall advance, within 30 days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse the Company for the Expense Advances under Section 2(b) of this Agreement); (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in that Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee of the Trust shall be chosen by Indemnitee. Nothing in this Section 5 shall relieve the Company of any of its obligations under this Agreement.
        6. Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all costs and expenses (including attorneys' and expert witnesses' fees) and, if requested in writing by Indemnitee, shall (within 30 days of that request) advance those costs and expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or provision of the Company's charter or by-laws now or hereafter in effect relating to Claims for Indemnifiable Events, or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, to the extent that

Indemnitee ultimately is determined to be entitled to that indemnification, advance expense payment, or insurance recovery, as the case may be.

        7. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in the settlement of a claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith, to the fullest extent permitted by law.

        8. Contribution.

         (a) Contribution Payment. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, then in the event Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of ) an Indemnifiable Event, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount of any and all Expenses, judgments, fines, or penalties assessed against or incurred or paid by Indemnitee on account of that Claim and any and all amounts paid in settlement of that Claim (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) for which such indemnification is not permitted ("Contribution Amounts"), in such proportion as is appropriate to reflect the relative fault with respect to the Indemnifiable Event giving rise to the Contribution Amounts of Indemnitee, on the one hand, and of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault with respect to such Indemnifiable Event (collectively, including the Company, the "Third Parties") on the other hand.

         (b)  Relative Fault. The relative fault of the Third Parties and the Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency assessing the Contribution Damages, or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Reviewing Party (which shall include Special Counsel) after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the applicable Indemnifiable Event and other relevant equitable considerations of each party. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does take account of the equitable considerations referred to in this Section 8(b).

        9. Presumptions and Effect of Certain Claims.

         (a) In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption.

         (b) The termination of any Claim or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Claim, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

         (c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith to the extent Indemnitee relied in good faith on (i) the records or books of account of the Company or any Subsidiary thereof, including financial statements, (ii) information supplied to Indemnitee by the officers of the Company in the course of their duties, (iii) the advice of legal counsel for the Company or its Board or counsel selected by any committee of the Board or (iv) information or records given or reports made to the Company by an independent certified public accountant, an appraiser, investment banker or other expert selected with reasonable care by the Company or its Board or any committee of the Board. The provisions of this Section 8 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

         (d) Neither the knowledge, actions nor failure to act of any other director, officer, agent or employee of the Company shall be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

        10. Non-exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's charter or by-laws, the Texas Business Corporation Act, or the Delaware General Corporation Law or otherwise. To the extent that a change in the Texas Business Corporation Act or the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's charter or by-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by that change.
        11. Liability Insurance. Except as otherwise agreed to by the Company and Indemnitee in a written agreement, to the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

        12. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee or Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of three years from the date of accrual of that cause of action, and any claim or cause of action, of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within that three-year period; provided, however, that, if any shorter period of limitations is otherwise applicable to any such cause of action, the shorter period shall govern.

        13. Prior Agreements and Amendments. This Agreement replaces and supersedes any other agreement or agreements, oral or written, that the Company may have with Indemnitee with respect to the subject matter covered by this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

        14. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of that payment to all the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure those rights, including the execution of the documents necessary to enable the Company effectively to bring suit to enforce those rights.

        15. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company's charter or by-laws or otherwise) of the amounts otherwise indemnifiable hereunder.

        16. Binding Effect; Merger. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), spouse, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or another enterprise at the Company's request.

        17. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

Furthermore, in lieu of that illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

        18. Governing Law. With respect to the obligations of the Company hereunder, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

        19. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        20. Notices. Whenever this Agreement requires or permits notice to be given by one party to the other, such notice must be in writing to be effective and shall be deemed delivered and received by the party to whom it is sent upon actual receipt (by any means) of such notice. Receipt of a notice by any officer of the Company shall be deemed receipt of such notice by the Company.

        21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

        EXECUTED as of the date first written above.

NATIONAL INSTRUMENTS CORPORATION, a Delaware corporation

By:

__________________________, Indemnitee